Exhibit 32.2
Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Vanessa Kanu, executive vice president and chief financial officer of AptarGroup, Inc., certify that (i) the Annual Report on Form 10-K of AptarGroup, Inc. for the year ended December 31, 2024 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

By:	/s/ Vanessa Kanu
Vanessa Kanu
Executive Vice President and Chief Financial Officer

February 7, 2025